SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                                 APRIL 24, 2002
                                 --------------

                              PAB BANKSHARES, INC.
                             (A Georgia Corporation)

                         Commission File Number: 1-11823
                 IRS Employer Identification Number: 58-1473302

                3250 North Valdosta Road, Valdosta, Georgia 31602
                        Telephone Number: (229) 241-2775

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
ITEM 5.   OTHER EVENTS

                              PAB BANKSHARES, INC.
                      Announces First Quarter 2002 Earnings
                      and Suspension of Quarterly Dividend

PAB Bankshares, Inc. (AMEX: PAB), an $809 million financial holding company headquartered in Valdosta, Georgia, announced earnings for the first quarter of 2002. The Company reported net income of $1.7 million, or $.18 per diluted share, for the quarter. This is an improvement over the net loss of -$4.7 million, or -$.49 per diluted share, for the prior quarter, and comparable to net income of $1.7 million, or $.18 per diluted share, during the first quarter of 2001. "Although our earnings were comparable to the first quarter 2001, our level of nonperforming loans has moved up from year end 2001 and our focus continues to be problem loan resolution and improving credit quality," stated Michael E. Ricketson, President and Chief Executive Officer.

The Company's return on average assets for the first quarter of 2002 was .85% compared to .83% one year ago. The return on average equity for the first quarter of 2002 was 10.67% compared to 9.39% one year ago. The Company's net interest margin was 3.67% for the first quarter of 2002, compared to 3.73% one year ago and 3.32% last quarter.

At March 31, 2002, the Company's assets totaled $809 million, which is a 5.8% decrease compared to total assets of $859 million at year end. Total loans decreased 4.7% during the quarter to $608 million, and total deposits decreased 6.7% to $672 million.

The allowance for loan losses was $15.7 million, or 2.59% of total loans and 115.90% of nonperforming loans, at March 31, 2002. Total nonperforming loans increased $1.4 million since year end, from $12.2 million to $13.6 million. As a percentage of total loans, total nonperforming loans were 2.23% and 1.91% at March 31, 2002 and December 31, 2001, respectively. Net charge-offs (on an annualized basis) were .32% of average total loans during the first quarter of 2002, compared to .75% for 2001.

In addition, the Company reported the suspension of its future quarterly dividend payments to stockholders until it can stabilize earnings and reduce the level of nonperforming loans to an acceptable level. "I believe the Board's action on suspending the dividend is most prudent given our current situation," noted Ricketson. For the first quarter of 2002, the Company paid out a dividend of $.11 per share on earnings of $.18 per share.

The Company operates 17 banking offices and two investment advisory service offices in Georgia and Florida. The Company's common stock is traded on the American Stock Exchange under the symbol "PAB". More information on the Company and the products and services available through its subsidiary banks is available on the Internet at www.pabbankshares.com.
                             ---------------------

Certain matters set forth in this news release may contain forward-looking statements as defined by federal securities laws that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise these statements following the date of this press release.

PAB BANKSHARES, INC.
SELECTED FINANCIAL DATA

(In thousands, except per share and other data)               3/31/2002    3/31/2001    3/31/2000
-----------------------------------------------------------  -----------  -----------  -----------
YEAR TO DATE

SUMMARY OF OPERATIONS:
  Interest income                                            $   12,990   $   16,359   $   13,473
  Interest expense                                                6,069        9,412        6,223
-----------------------------------------------------------  -----------  -----------  -----------
    Net interest income                                           6,921        6,947        7,250
-----------------------------------------------------------  -----------  -----------  -----------
  Provision for loan losses                                         456          280          391
  Other income                                                    2,186        1,912        1,340
  Other expense                                                   6,113        6,178        5,036
-----------------------------------------------------------  -----------  -----------  -----------
    Income before income tax expense                              2,538        2,401        3,163
  Income tax expense                                                800          721        1,038
-----------------------------------------------------------  -----------  -----------  -----------
    Net income                                               $    1,738   $    1,680   $    2,125
===========================================================  ===========  ===========  ===========
  Net interest income (taxable-equivalent)                   $    6,946   $    6,973   $    7,282
SELECTED AVERAGE BALANCES:
  Total assets                                               $  829,466   $  825,704   $  660,058
  Earning assets                                                767,970      758,215      611,542
  Loans                                                         623,890      581,443      505,759
  Deposits                                                      692,852      668,711      520,102
  Stockholders' equity                                           66,074       72,518       69,588
COMMON SHARE DATA:
  Outstanding at period end                                   9,430,413    9,496,563    9,540,471
  Weighted average outstanding                                9,415,602    9,497,879    9,574,465
  Diluted weighted average outstanding                        9,466,108    9,564,562    9,674,809
PER SHARE RATIOS:
  Net income - basic                                         $     0.18   $     0.18   $     0.22
  Net income - diluted                                             0.18         0.18         0.22
  Dividends declared                                               0.11         0.11         0.11
  Book value                                                       6.98         7.57         7.28
PROFITABILITY & EFFICIENCY RATIOS (ANNUALIZED):
  Return on average assets (ROA)                                   0.85%        0.83%        1.29%
  Return on average equity (ROE)                                  10.67%        9.39%       12.28%
  Net interest margin                                              3.67%        3.73%        4.79%
  Efficiency ratios (excludes certain nonrecurring items):
    Standard efficiency ratio                                     68.02%       69.18%       58.43%
    Gross efficiency ratio                                        40.59%       33.56%       33.93%
  Assets per employee ($millions)                            $     2.73   $     2.79   $     2.54

PAB BANKSHARES, INC.
SELECTED FINANCIAL DATA


(In thousands, except per share and other data)        3/31/2002    3/31/2001    3/31/2000
----------------------------------------------------  -----------  -----------  -----------

SELECTED PERIOD END BALANCES:
  Total assets                                        $  809,241   $  852,657   $  663,857
  Earning assets                                         747,570      780,815      618,251
  Loans                                                  607,707      590,608      521,317
  Allowance for loan losses                               15,723        8,300        5,396
  Deposits                                               672,337      694,799      526,593
  Stockholders' equity                                    65,797       71,860       69,407
SELECTED ASSET QUALITY FACTORS:
  Nonaccrual loans                                    $   13,472   $    2,624   $    2,069
  Other impaired loans                                         -        4,433            -
  Loans 90 days or more past due and still accruing           94          477        1,413
  Other real estate & repossessions                          727          562          865
LIQUIDITY RATIOS:
  Total loans to total deposits                            90.39%       85.00%       99.00%
  Average loans to average earning assets                  81.24%       76.69%       82.70%
  Noninterest-bearing deposits to total deposits           12.22%       10.79%       12.73%
CAPITAL ADEQUACY RATIOS:
  Average equity to average assets                          7.97%        8.78%       10.54%
  Dividend payout ratio                                    59.92%       62.63%       47.82%
ASSET QUALITY RATIOS:
  Net charge-offs to average loans (annualized YTD)         0.32%        0.11%        0.03%
  Nonperforming loans to total loans                        2.23%        1.28%        0.67%
  Nonperforming assets to total assets                      1.77%        0.95%        0.65%
  Allowance for loan losses to total loans                  2.59%        1.41%        1.04%
  Allowance for loan losses to nonperforming loans        115.90%      110.17%      154.96%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.


     PAB BANKSHARES, INC.
     --------------------
     Registrant

          Date:  April 24, 2002             By:    /s/ Donald J. Torbert, Jr.
                 --------------                    ---------------------------
                                                   Donald J. Torbert, Jr.,
                                                   Senior Vice President and
                                                   Chief Financial Officer